UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2007

 ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2007, at a Special Meeting of Stockholders, the stockholders of Organic To Go Food Corporation (the “Company”) approved the adoption of the 2007 Equity Participation Plan of Organic To Go Food Corporation (the “Plan”) that provides for the grant of equity awards to employees, directors and consultants of the Company.

A summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1.

Types of Awards and Eligibility

Under the Plan, the Company is authorized to grant options (“Options”) and restricted stock (“Restricted Stock,” and together with Options, collectively, “Awards”) to employees, directors and consultants.

Administration

The Plan may be administered by the Board of Directors of the Company (the “Board of Directors”) or by a committee (the “Committee”) delegated by the Board of Directors (in either case, the “Administrator”). The Administrator has the authority, in its discretion, to grant Awards; to determine the fair market value of the Company’s common stock (the “Common Stock”) subject to Awards; to determine the exercise price of Options granted; to determine the persons to whom, and the time or times at which, Awards will be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; to interpret the Plan; to prescribe, amend, and rescind the rules and regulations relating to the Plan; to determine the terms and provisions of each Award granted; to modify or amend any Award with the consent of the participant; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Administrator may delegate nondiscretionary administrative duties to employees of the Company as it deems proper.

Stock Subject to the Plan

The maximum number of shares of Common Stock which may be granted as Restricted Stock and/or issued upon the exercise of Options granted pursuant to the Plan is 3,600,000 shares of Common Stock in the aggregate.

Stock Options

The Company is authorized to grant both incentive stock options (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”). The exercise price of NQOs may not be less than 100% of the fair market value of the Common Stock on the date of the grant, or otherwise determined by the Administrator in good faith based on actual trading data in accordance with the requirements of Section 409A of the Code. The exercise price of ISOs granted to any person who owns stock representing more than 10% of the total combined voting power of all of the outstanding shares of Common Stock or the stock of any of the Company’s affiliates may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all other ISOs will be determined in accordance with the applicable provisions of the Code and may not be less than the fair market value of the Common Stock on the date of grant.

Duration of Options

Options granted under the Plan will expire no more than ten years from the date on which the Option is granted, or such lesser period of time as is set forth in the Option agreement. ISOs granted to holders of more than 10% of the outstanding shares of Common Stock will expire no more than five years from the date the Option is granted.

Exercise of Options

Options granted under the Plan vest and become exercisable immediately as of the effective date of the Option agreement or in accordance with the schedule set by the Administrator specified in the Option agreement relating to such Option.

Restricted Stock

The Administrator may grant Restricted Stock to individuals under the Plan, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion. Unless otherwise determined by the Administrator at the time of the grant, the holder of Restricted Stock will have the right to vote the Restricted Stock and to receive dividends, until such shares are forfeited.

Amendments

The Board of Directors may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock grants. No amendment, alteration, suspension or discontinuance will require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board of Directors otherwise concludes that stockholder approval is advisable.

Miscellaneous

The Plan also contains provisions with respect to the treatment of Awards upon sale of the Company, transferability of Awards and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 16, 2007, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to change its name from SP Holding Corporation to Organic To Go Food Corporation. Accordingly, a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) was filed with the State of Delaware Secretary of State on May 16, 2007 to effect the name change. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	SP Holding Corporation Certificate of Amendment to the Restated Certificate of Incorporation

10.1	2007 Equity Participation Plan of Organic To Go Food Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: May 21, 2007	By:	/s/ Jason Brown
Jason Brown Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.1	SP Holding Corporation Certificate of Amendment to the Restated Certificate of Incorporation

10.1	2007 Equity Participation Plan of Organic To Go Food Corporation